================================================================================

                              State of California

                                [STATE INSIGNIA]

                               SECRETARY OF STATE

                              CORPORATION DIVISION

      I, BILL JONES, Secretary of State of the State of California, hereby certify:

      That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                    IN  WITNESS WHEREOF, I execute
                                      this certificate and affix the Great
                                      Seal of the State of California this

                                                   JAN 19 1996
                                      ------------------------------------

                                      /s/ Bill Jones
[SEAL]
                                      Secretary of State

================================================================================

                                                   SECRETARY OF STATE

                                                        ENDORSED
                                                         FILED

                                        In the office of the Secretary of State
                                               of the State of California

                                                      JAN 12 1996

                                                     /s/ Bill Jones
                                             BILL JONES, Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                       SYRATECH WEST COAST WAREHOUSE CORP

                       ----------------------------------

                                        I

            The name of this corporation is:

                  SYRATECH WEST COAST WAREHOUSE CORP

                                       II

            The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

            The name in the State of California of this corporation's initial agent for service of process is: Corporation Services Company which will do business in California as CSC lawyers Incorporating Service

                                       IV

            This corporation is authorized to issue only one class of stock; and the total number of shares which this corporation is authorized to issue is:

                              1000 At .01 Par Value

Dated:   January 12, 1996


                                             /s/ Dan S. Zook
                                             ---------------------------------
                                             Dan S. Zook, Incorporator